SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: June 1, 2006
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         0-10379                22-2313648
(State or other jurisdiction of      (Commission File No.)      (IRS Employer
       incorporation)                                        Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
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Appointment of Principal Officers.
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   On June 1, 2006, Mr. Lucio A. Noto was appointed to the Company's Board of
Directors. Mr. Noto is Managing Partner of the private energy investment company, Midstream Partners, LLC, and he is currently a director on the boards of IBM, Altria Group, Inc. UAG Inc., Commercial International Bank of Egypt, and Shinsei Bank. He was Chairman and Chief Executive Officer of Mobil Corp. until its merger with Exxon in 1999, when he became Vice Chairman of Exxon Mobil Corporation. He retired from Exxon Mobil in 2001. Mr. Noto began a long career with Mobil in 1962, serving with its Italian, Japanese, Saudi Arabian and Corporate Offices.

   In connection with his appointment to the Company's Board of Directors, Mr. Noto received options to purchase 1,000,000 shares of the Company's common stock, exercisable at a price of $.38 per share (the closing price of the common stock on the date which Mr. Noto was appointed to the Board of Directors). The options become exercisable as follows: (i) 25% on December 1, 2006, (ii) 50% on June 1, 2007, (iii) 75% on December 1, 2007 and (iv) 100% on June 1, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 7, 2006



                                        STEM CELL INNOVATIONS, INC.

                                        By: /s/ JAMES H. KELLY
                                            -------------------------------
                                        Its: Chief Executive Officer

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